EXHIBIT 10.6

ADDENDUM TO SECURITY AGREEMENT: SECURITIES ACCOUNT

THIS ADDENDUM is attached to and made a part of that certain Security Agreement: Securities Account executed by AMERICAN WOODMARK CORPORATION, a Virginia corporation ("Debtor") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), dated as of December 2, 2009 (the "Agreement").

The following provisions are hereby incorporated into the Agreement:

1.           Securities Account Activity.  So long as no Event of Default exists, Debtor, or any party authorized by Debtor to act with respect to the Securities Account, may (a) receive payments of interest and/or cash dividends earned on financial assets maintained in the Securities Account, and (b) trade financial assets maintained in the Securities Account.  Without Bank's prior written consent, except as permitted by the preceding sentence, neither Debtor nor any party other than Bank may withdraw or receive any distribution of any Collateral from the Securities Account.  The sum of the Collateral Value of the Securities Account, plus one hundred percent of the principal balance of any deposit account of Debtor (each, a “Deposit Account”) maintained with Bank in which Bank has a security interest of first priority to secure the Indebtedness of Debtor to Bank secured hereby and that has been identified by its account number in a security agreement executed by Debtor and delivered to Bank (the “Aggregate Collateral Value”), shall at all times be equal to or greater than one hundred percent (100%) of the outstanding principal balance of the Indebtedness secured hereby, which Indebtedness shall specifically include, without limitation, (i) the face amount of all issued and outstanding letters of credit, if any, and (ii) any Transactional Risk Exposure (as such term is hereinafter defined) (the “Required Minimum Value”).  In the event that the Aggregate Collateral Value, for any reason and at any time, is less than the Required Minimum Value, Debtor shall promptly make a principal reduction on the Indebtedness secured hereby, deposit additional assets of a nature satisfactory to Bank into the Securities Accounts or deposit additional funds into a Deposit Account, in any case in amounts or with values sufficient to satisfy the Required Minimum Value and achieve the required Aggregate Collateral Value.  As used herein, the term “Transactional Risk Exposure” shall mean, with respect to Debtor’s non-loan exposure related to treasury services products provided by Bank (specifically including, without limitation, controlled disbursement accounts and automated clearinghouse transactions),  the amount of such exposure as may have been reported in writing to Debtor by Bank from time to time.  Notwithstanding the form or content of such written reports, Debtor hereby acknowledges and agrees that all of such non-loan exposure shall constitute part of the Indebtedness and that the amount of such non-loan exposure may fluctuate from time to time.

2.           "Collateral Value" means the percentage set forth below of the lower of the face or market value, or the lower of the face or redemption value, as appropriate, for each type of investment property held in the Securities Account at the time of computation, with such value and the classification of any particular investment property in all instances determined by Bank in its sole discretion, and excluding from such computation (a) all WF Securities and Collective Investment Funds, (b) any stock with a market value of $10.00 or less (provided, however that this clause (b) shall not apply to a Wells Fargo Demand Deposit Account, a Wells Fargo Money Market Account, a Listed Money Market Fund (AAA or Aaa Rated) or Liquid T-Bills), and (c) any investment property which does not have same-day or next-day liquidity (provided, however that this clause (b) shall not apply to a Wells Fargo Demand Deposit Account, a Wells Fargo Money Market Account, a Listed Money Market Fund (AAA  or Aaa Rated) or Liquid T-Bills).

 Type of Investment PropertyPercentage

Cash and Cash Equivalents:
Wells Fargo Demand Deposit Account                                                                                                        100%
Wells Fargo Money Market Account                                                                                                           100%

Money Market Funds:
Listed Money Market Fund (AAA or Aaa Rated)                                                                                        95%

US Government, Treasuries:
Liquid T-Bills                                                                                                                                                       90%

Upon the request of Borrower and upon terms acceptable to Bank, Bank may be willing to consider one or more amendments to this Agreement in order to add other types of investment property to the foregoing list.

3.           Exclusion from Collateral.  Notwithstanding anything herein to the contrary, the terms "Collateral" and "Proceeds" do not include, and Bank disclaims a security interest in all WF Securities and Collective Investment Funds now or hereafter maintained in the Securities Account.

4.           "Collective Investment Funds" means collective investment funds as described in 12 CFR 9.18 and includes, without limitation, common trust funds maintained by Bank for the exclusive use of its fiduciary clients.

5.           "WF Securities" means stock, securities or obligations of Wells Fargo & Company or of any affiliate thereof (as the term affiliate is defined in Section 23A of the Federal Reserve Act (12 USC 371(c), as amended from time to time).

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C-425A.DOC (Rev. 01/09) [CmBG; Trading Permitted]	--

IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Agreement.

AMERICAN WOODMARK CORPORATION,
a Virginia corporation

By:         ________________________(SEAL)
Jonathan H. Wolk,
Vice President Finance and CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:           ________________________(SEAL)
Name:      ________________________
Title:        ________________________

6963498_6.DOC

C-425A.DOC (Rev. 01/09) [CmBG; Trading Permitted]	--